Exhibit 23: Consent of Experts and Counsel




Beckstead and Watts, LLP
Certified Public Accountant
                                          3340 Wynn Road, Suite C
                                          Las Vegas, Nevada 89102
                                                     702.528.1984
                                               702.362.0540 (fax)


To Whom It May Concern:

I have issued my report dated December 11, 2002, accompanying the financial statements of Costas, Inc., Inc. on Form 10-SB for the period ended December 10, 1998 (inception date) through October 31, 2002. We hereby consent to the incorporation by reference of said report on the Registration Statement of Costas, Inc. on Form 10-SB.

Signed,

/s/ Beckstead & Watts, LLP
----------------------------
December 11, 2002